UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2014

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

_______________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On May 15, 2014, the Board of Governors of the Federal Reserve System (the “FRB”) announced the termination of the Order to Cease and Desist (the “Holding Company Order”) that was issued by the Office of Thrift Supervision (the “OTS”) against Central Federal Corporation dated May 25, 2011.  The Holding Company Order was terminated by the FRB, as successor to the OTS as the primary regulator of Central Federal Corporation, effective as of May 9, 2014.  Notwithstanding the termination of the Holding Company Order, Central Federal Corporation will be required to continue to adhere to certain requirements and restrictions based on commitments made to the FRB in connection with the termination of the Holding Company Order.  Pursuant to these commitments, any payment of cash dividends or repurchase of capital stock by Central Federal Corporation will continue to require the written non-objection of the FRB.

A copy of the press release issued by Central Federal Corporation on May 20, 2014, announcing the termination of the Holding Company Order, is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10Order to Cease and Desist dated May 25, 2011, issued by the Office of Thrift Supervision against Central Federal Corporation and Related Stipulation and Consent (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2011).

99Press Release issued by Central Federal Corporation on May 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: May 20, 2014	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Chief Financial Officer